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                                                                     EXHIBIT 23

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors and Stockholders
Donaldson, Lufkin & Jenrette, Inc.:

We consent to the use of our report included herein.


                                            /s/ KPMG PEAT MARWICK LLP

New York, New York
March 23, 1998